Exhibit 10.1
Execution Version

RECEIVABLES TRANSFER AGREEMENT
dated as of July 10, 2025
by and among
THE VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO,
as Originators,
ARBOR-CROWLEY, LLC,
as Master Servicer,
and
AZZ SPE LLC,
as Transferee

Receivables Transfer Agreement - AZZ (2025)

Page
SECTION 1.1    Agreement To Transfer    2
SECTION 1.2    Timing of Transfers    3
SECTION 1.3    Consideration for Transfers    3
SECTION 1.4    Termination Date    3
SECTION 1.5    Intention of the Parties    4
ARTICLE II TRANSFER REPORT; THE TRANSFER PRICE    4
SECTION 2.1    Transfer Report    4
SECTION 2.2    Calculation of Transfer Price    5
ARTICLE III ACCEPTANCE OF CAPITAL CONTRIBUTIONS AND RECORDATION OF TRANSFER PRICE    5
SECTION 3.1    Acceptance of Capital Contributions and Recording of Transfer Price    5
SECTION 3.2    [Intentionally Omitted]    5
SECTION 3.3    Settlement as to Specific Receivables and Dilution    5
SECTION 3.4    Reconveyance of Receivables    6
ARTICLE IV CONDITIONS OF TRANSFERS; ADDITIONAL ORIGINATORS    6
SECTION 4.1    Conditions Precedent to Initial Transfer    6
SECTION 4.2    Certification as to Representations and Warranties    8
SECTION 4.3    Additional Originators    8
SECTION 4.4    Removed Originators    9
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS    10
SECTION 5.1    Existence and Power    10
SECTION 5.2    Authority; No Conflict or Violation    10
SECTION 5.3    Legal Agreements    11
SECTION 5.4    Compliance with Laws    11
SECTION 5.5    Margin Regulations    11
SECTION 5.6    Investment Company Act    11
SECTION 5.7    Solvency    11
SECTION 5.8    Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions    12
SECTION 5.9    Names and Location    12
SECTION 5.10    Good Title; Perfection    12
SECTION 5.11    Perfection Representations    13
SECTION 5.12    Compliance with Credit and Collection Policy    14
SECTION 5.13    Enforceability of Contracts    14
SECTION 5.14    Bulk Sales Act    14
SECTION 5.15    Accuracy of Information    14
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Page
SECTION 5.16    No Material Adverse Effect    15
SECTION 5.17    No Fraudulent Conveyance    15
SECTION 5.18    Eligible Receivables    15
SECTION 5.19    Financial Information    15
SECTION 5.20    Taxes    15
SECTION 5.21    Opinions    15
SECTION 5.22    Other Transaction Documents    15
SECTION 5.23    Litigation and Other Proceedings    15
SECTION 5.24    Ordinary Course of Business    16
SECTION 5.25    Reaffirmation of Representations and Warranties by each Originator    16
ARTICLE VI COVENANTS OF THE ORIGINATORS    16
SECTION 6.1    Covenants of the Originators    16
ARTICLE VII ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF RECEIVABLES    23
SECTION 7.1    Rights of the Transferee    23
SECTION 7.2    Responsibilities of the Originators    23
SECTION 7.3    Further Action Evidencing Transfers    23
SECTION 7.4    Application of Collections    24
ARTICLE VIII TERMINATION EVENTS    24
SECTION 8.1    Termination Events    24
SECTION 8.2    Remedies    25
ARTICLE IX INDEMNIFICATION    25
SECTION 9.1    Indemnities by the Originators    25
ARTICLE X MISCELLANEOUS    28
SECTION 10.1    Amendments, etc    28
SECTION 10.2    Notices, etc    28
SECTION 10.3    No Waiver; Cumulative Remedies    28
SECTION 10.4    Binding Effect; Assignability    29
SECTION 10.5    Governing Law    29
SECTION 10.6    Costs, Expenses and Taxes    29
SECTION 10.7    SUBMISSION TO JURISDICTION    30
SECTION 10.8    WAIVER OF JURY TRIAL    30
SECTION 10.9    Captions and Cross References; Incorporation by Reference    30
SECTION 10.10    Execution in Counterparts    30
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Page
SECTION 10.11    Acknowledgment and Agreement    31
SECTION 10.12    No Proceeding    31
SECTION 10.13    Limited Recourse    31
SECTION 10.14    Severability    31

- iii -

SCHEDULES
Schedule I    Jurisdiction of Organization of the Originators
Schedule II    Location of Books and Records of the Originators
Schedule III    Trade Names and Past Names
EXHIBITS
Exhibit A    Form of Transfer Report
Exhibit B    Form of Joinder Agreement

- iv -

This Receivables Transfer Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of July 10, 2025, is entered into by and among the Various Entities Listed on Schedule I hereto and each Person that becomes a party hereto as an Originator from time to time pursuant to Section 4.3 hereof (the “Originators”, and individually, each an “Originator”), Arbor-Crowley, LLC (“AC”), as the initial Servicer (as defined below), and AZZ SPE LLC, a Delaware limited liability company (the “Transferee”).
BACKGROUND:
The Transferee is a special purpose limited liability company, all of the issued and outstanding Capital Stock of which is owned directly by the Originators, collectively, and each Originator owns directly a portion of the issued and outstanding Capital Stock of the Transferee;
The Originators generate Receivables in the ordinary course of their business;
The Originators wish to contribute Receivables to the Transferee, and the Transferee is willing to accept Receivables as capital contributions from the Originators, on the terms and subject to the conditions set forth herein;
The Originators and the Transferee intend this transaction to be an absolute contribution and conveyance of Receivables and the Related Rights by the Originators to the Transferee, providing the Transferee with the full benefits of ownership of the Receivables, and the Originators and the Transferee do not intend the transactions hereunder to be characterized as a loan from the Transferee to any of the Originators; and
(a) The Transferee intends to contribute and convey (and grant a security interest in), inter alia, this Agreement and the Receivables and Related Rights to AZZ SPE-1 LLC, a Delaware limited liability company (the “Borrower”), which is a special purpose limited liability company, all of the issued and outstanding Capital Stock of which is owned directly by the Transferee, pursuant to the Contribution Agreement, (b) the Transferee and the Borrower intend the transactions contemplated by the Contribution Agreement to be an absolute contribution and conveyance of Receivables and the Related Rights by the Transferee to the Borrower, providing the Borrower with the full benefits of ownership of the Receivables, and the Transferee and the Borrower do not intend the transactions thereunder to be characterized as a loan from the Borrower to the Transferee, and (c) the Borrower intends to grant a security interest in, inter alia, (i) this Agreement, (ii) the Contribution Agreement, and (iii) the Receivables and the Related Rights to the Administrative Agent (for the ratable benefit of the Secured Parties) pursuant to the Credit Agreement.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
DEFINITIONS

Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in Exhibit I of the Credit and Security Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, AC, as the Master Servicer (in such capacity, the “Servicer”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent. The usage of terms and provisions set forth in Exhibit I of the Credit Agreement shall apply hereto as though set forth herein in their entirety.
ARTICLE I
AGREEMENT TO TRANSFER
SECTION 1.1    Agreement To Transfer. On the terms and subject to the conditions set forth in this Agreement, each Originator agrees to contribute to the capital of the Transferee, and the Transferee agrees to accept as a contribution to its capital from each such Originator (each such contribution, a “Transfer”), from time to time on or after the Closing Date but before the Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest in and to:
(a)    each Receivable of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on the Cut-Off Date, as defined below;
(b)    each Receivable generated by such Originator after the Cut-Off Date to, but excluding, the Termination Date;
(c)    the goods, the sale of which gave rise to such Receivable, and any and all insurance contracts with respect thereto;
(d)    all other Security Interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable;
(e)    all guaranties, letters of credit, insurance and other supporting obligations, agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;
(f)    all service contracts and other contracts and agreements associated with such Receivable;
(g)    all Records related to such Receivable;
(h)    each Lock-Box and each Collection Account; and
(i)    all proceeds of any of the foregoing.

All contributions hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of such Originator set forth in this Agreement and each other Transaction Document. No obligation or liability to any Obligor on any Receivable or in any Related Rights is intended to be assumed by the Transferee hereunder, and any such assumption is expressly disclaimed. The property and the proceeds and rights described in clauses (c) through (i) are referred to herein, collectively, as the “Related Rights”, and the Transferee’s foregoing commitment to accept contributions of Receivables and Related Rights is herein called the “Transfer Facility”. Each Receivable and the Related Rights subject to a Transfer under Section 1.1 is herein called a “Transferred Receivable”. For the avoidance of doubt, no Excluded Receivable shall constitute a “Receivable” hereunder until such date as (i) the Borrower has requested that such Excluded Receivables be included as Receivables under the Transaction Documents in accordance with the terms of the Credit Agreement and (ii) the Administrative Agent has consented to the inclusion of such Excluded Receivables as Receivables under the Transaction Documents in accordance with the terms of the Credit Agreement.
As used herein, “Cut-Off Date” means (a) with respect to each Originator party hereto on the date hereof, June 30, 2025, and (b) with respect to any Originator that first becomes a party hereto after the date hereof, the Business Day immediately prior to the date on which such Originator becomes a party hereto or such other date as the Transferee and such Originator agree to in writing.
SECTION 1.2    Timing of Transfers.
(a)    Closing Date Transfers. Each Originator’s entire right, title and interest in (i) each Receivable that existed and was owing to such Originator at the Cut-Off Date, (ii) all Receivables created by such Originator after the Cut-Off Date, to and including, the Closing Date, and (iii) all Related Rights with respect thereto automatically shall be deemed to have been contributed by such Originator to the Transferee on the Closing Date.
(b)    Subsequent Transfers. After the Closing Date, until the Termination Date, each Transferred Receivable generated by each Originator shall be, and shall be deemed to have been contributed by such Originator to the Transferee immediately (and without further action) upon the creation of such Receivable.
SECTION 1.3    Consideration for Transfers. On the terms and subject to the conditions set forth in this Agreement, the Transferee agrees to accept all capital contributions in accordance with Article III by recording in the capital account of each contributing Originator the applicable Transfer Price for each such Receivable and Related Rights with respect thereto contributed by such Originator.
SECTION 1.4    Termination Date. The “Termination Date” shall be the earlier to occur of (a) the date the Transfer Facility is terminated pursuant to Section 8.2(a) and (b) the Final Payout Date.

SECTION 1.5    Intention of the Parties. It is the express intent of each Originator and the Transferee that each conveyance by such Originator to the Transferee pursuant to this Agreement of any Transferred Receivable be construed as a valid and perfected contribution and an absolute assignment (without recourse except as provided herein) of such Transferred Receivables by such Originator to the Transferee (rather than the grant of a security interest to secure a debt or other obligation of such Originator), providing the Transferee with the full risk and benefit of ownership of the Transferred Receivables and that the right, title and interest in and to such Transferred Receivables conveyed to the Transferee be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through such Originator. However, if, contrary to the mutual intent of the parties, any conveyance of Transferred Receivables is not construed to be both a valid and perfected contribution and an absolute assignment of such Transferred Receivables, and a conveyance of such Transferred Receivables that is prior to the rights of and enforceable against all other Persons at any time, including without limitation lien creditors, secured lenders, purchasers and any Person claiming through such Originator, then, it is the intent of such Originator and the Transferee that, (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC; and (ii) such Originator shall be deemed to have granted to the Transferee as of the date of this Agreement, and such Originator hereby grants to the Transferee, a security interest in, to and under, all of such Originator’s right, title and interest in and to the Transferred Receivables transferred or purported to be transferred hereunder, whether now existing or hereafter created by such Originator, which security interest shall secure the obligations of such Originator under this Agreement.
ARTICLE II
TRANSFER REPORT; THE TRANSFER PRICE
SECTION 2.1    Transfer Report. On the Closing Date and on each date when a Settlement Report is due to be delivered under the Credit Agreement (each such date, a “Transfer Report Date”), the Servicer shall deliver to the Transferee and each Originator a report in substantially the form of Exhibit A (each such report being herein called a “Transfer Report”) setting forth, among other things:
(a)    the Transfer Price of all Receivables and Related Rights contributed to the capital of the Transferee by each Originator, as of the Cut-Off Date (in the case of the Transfer Report to be delivered on the Closing Date);
(b)    the Transfer Price of all Receivables and Related Rights contributed to the capital of the Transferee by each Originator, during the Fiscal Month or calendar week, as applicable, immediately preceding such Transfer Report Date (in the case of each subsequent Transfer Report); and
(c)    the calculations of reductions of the Transfer Price for any Receivables as provided in Sections 3.3(a) and (b).

Servicer shall be entitled to combine reports delivered hereunder (including Transfer Reports) with similar reports delivered under the Contribution Agreement. No failure by the Servicer to deliver any Transfer Report or to perform its obligations in respect thereof (including the existence of any error therein), shall derogate from the Transferee’s right, title and interest in, to or under any Receivables or Related Rights conveyed or purported to be conveyed by contribution to the Transferee hereunder.
SECTION 2.2    Calculation of Transfer Price. The “Transfer Price” hereunder for each Receivable and the Related Rights with respect thereto shall equal the Outstanding Balance of such Receivable on the relevant Transfer Date (or, for the Closing Date, on the Cut-Off Date), subject to the reductions as provided in Sections 3.3(a) and (b).
“Transfer Date” means (i) the Closing Date and (ii) each Business Day thereafter that the Originators are open for business on which a Transfer occurs. Notwithstanding anything to the contrary, contributions of Receivables and the application of proceeds with respect thereto shall occur on each Business Day on which Originators have available Receivables for Transfer; provided that (x) the reporting of such transaction shall occur on the Transfer Report Date and (y) amounts owing to such Originator shall be payable at any time upon demand by the applicable Originator.
ARTICLE III
ACCEPTANCE OF CAPITAL CONTRIBUTIONS AND RECORDATION OF TRANSFER PRICE
SECTION 3.1    Acceptance of Capital Contributions and Recording of Transfer Price. On the terms and subject to the conditions set forth in this Agreement, the Transferee agrees on each Transfer Date (i) to accept as a contribution to the Transferee’s capital the Transferred Receivables from each contributing Originator, and (ii) to record in the capital account of each contributing Originator the applicable Transfer Price for such Originator’s Transferred Receivables.
SECTION 3.2    [Intentionally Omitted].
SECTION 3.3    Settlement as to Specific Receivables and Dilution.
(a)    If, (i) on the day of contribution of any Receivable from an Originator hereunder, any of the representations or warranties set forth in Sections 5.10, 5.11, 5.12, 5.13, 5.15, 5.17 or 5.18 are not true with respect to such Receivable or (ii) as a result of any action or inaction (other than as a result of the failure to collect such Receivable solely on account of the insolvency, bankruptcy, financial inability to pay or lack of creditworthiness of the related Obligor) of an Originator, on any subsequent day, any of such representations or warranties set forth in Sections 5.10, 5.11, 5.12, 5.13 or 5.15 is no longer true with respect to such Receivable, then the Transfer Price with respect to such Transferred Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to such Originator as provided in clause (c) below; provided, that if the Transferee thereafter receives payment on account of

Collections due with respect to such Receivable, the Transferee promptly shall deliver such funds to such Originator.
(b)    If, on any day, the Outstanding Balance of any Receivable contributed hereunder is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Transferee, any Originator, the Servicer, or any of their respective Affiliates or any setoff, counterclaim or dispute between or among the Transferee, any Originator, the Servicer or any of their respective Affiliates, on the one hand, and an Obligor, on the other hand, then the Transfer Price with respect to such Transferred Receivable shall be reduced by the amount of such net reduction or adjustment and shall be accounted to such Originator as provided in clause (c) below.
(c)    Any reduction in the Transfer Price of any Transferred Receivable pursuant to clause (a) or (b) above shall be applied as a credit for the account of the Transferee against the Transfer Price of Transferred Receivables subsequently Transferred to the Transferee by such Originator hereunder; provided, however if there have been no Transfers of Receivables (or insufficiently large Transfers of Receivables) from such Originator prior to the Payment Date immediately following any such reduction in the Transfer Price of any Transferred Receivable to create a Transfer Price sufficient to so apply such credit against, the amount of such credit shall be paid in cash to the Transferee by such Originator; provided, that at any time (i) when an Amortization Event or a Potential Amortization Event exists under the Credit Agreement, (ii) when an Overadvance exists under the Credit Agreement or (iii) on or after the Termination Date or the Facility Termination Date, the amount of any such credit shall be paid by such Originator to the Transferee (and by the Transferee to the Borrower) by deposit in immediately available funds into a Collection Account for application by the Servicer or the Borrower to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.
(d)    Notwithstanding anything in this Article III or any other provision of this Agreement to the contrary, no adjustment, payment, reimbursement or other compensation shall be due from any Originator with respect to losses in respect of a Receivable that is uncollectible solely on account of the insolvency, bankruptcy, financial inability to pay or lack of creditworthiness of the related Obligor after the date of the initial Transfer of such Receivable to the Transferee hereunder.
SECTION 3.4    Reconveyance of Receivables. In the event that an Originator has paid to the Transferee the full Outstanding Balance of any Receivable pursuant to Section 3.3, the Transferee shall reconvey such Receivable to such Originator, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Transferee.

ARTICLE IV
CONDITIONS OF TRANSFERS; ADDITIONAL ORIGINATORS
SECTION 4.1    Conditions Precedent to Initial Transfer. The initial contribution hereunder is subject to the condition precedent that the Transferee, the Borrower (as the Transferee’s assignee) and the Administrative Agent (as the Borrower’s assignee) shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance reasonably satisfactory to the Transferee, the Borrower (as the Transferee’s assignee) and the Administrative Agent (as the Borrower’s assignee):
(a)    A copy of the resolutions or written consent of the board of directors or managers or other equivalent governing body of each Originator approving the Transaction Documents to be executed and delivered by it and the transactions contemplated thereby, certified by the secretary or assistant secretary (or equivalent) of such Originator;
(b)    Good standing certificates, or an equivalent certificate, for each Originator issued as of a recent date reasonably acceptable to the Transferee, the Borrower (as the Transferee’s assignee) and the Administrative Agent (as the Borrower’s assignee) by the Secretary of State, or other equivalent authority, of the jurisdiction of such Originator’s organization;
(c)    A certificate of the secretary or assistant secretary (or equivalent) of each Originator certifying the names and true signatures of the officers authorized on such Person’s behalf to sign the Transaction Documents to be executed and delivered by it (on which certificate the Servicer, the Transferee, the Borrower (as the Transferee’s assignee), the Administrative Agent (as the Borrower’s assignee) and the Lenders may conclusively rely until such time as the Servicer, the Transferee, the Borrower (as the Transferee’s assignee) and the Administrative Agent (as the Borrower’s assignee) shall receive from such Person a revised certificate meeting the requirements of this clause (c));
(d)    The certificate or articles of incorporation, certificate of formation or other organizational document of each Originator (including all amendments and modifications thereto) duly certified by the Secretary of State, or other equivalent authority, of the jurisdiction of such Originator’s organization as of a recent date, together with a copy of the by-laws, limited liability company agreement, or equivalent governing document of such Originator (including all amendments and modifications thereto), each duly certified by the secretary or an assistant secretary (or equivalent) of such Originator;
(e)    The forms of financing statements (Form UCC-1) that name each Originator as the debtor/seller, the Transferee as the first assignor secured party/buyer, the Borrower as the second assignor secured party/buyer and the Administrative Agent as the assignee of second assignor secured party/buyer of the Receivables contributed by such Originator as may be necessary or, in the Transferee’s, the Borrower’s or the

Administrative Agent’s reasonable opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Transferee’s ownership and security interest in all Transferred Receivables (including, without limitation, Related Security) in which an ownership or security interest has been assigned to the Transferee hereunder;
(f)    Written lien search results listing all effective financing statements that name the Originators as debtors or sellers and that are filed in each Originator’s jurisdiction of organization, together with copies of such financing statements (none of which, except for those described in the foregoing clause (e) (and/or released or terminated, as the case may be, on or prior to the Closing Date), shall cover any Receivable or any Related Rights which are to be contributed to the Transferee hereunder), and tax lien search results showing no evidence of such liens filed against any Originator;
(g)    Favorable opinions of counsel to the Originators, in form and substance reasonably satisfactory to the Transferee, the Borrower (as the Transferee’s assignee) and the Administrative Agent (as the Borrower’s assignee); and
(h)    Evidence of (i) the execution and delivery by each Originator, the Transferee and the Borrower of each of the other Transaction Documents to be executed and delivered in connection herewith; and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Transferee’s, the Borrower’s (as the Transferee’s assignee) and the Administrative Agent’s (as the Borrower’s assignee) satisfaction.
SECTION 4.2    Certification as to Representations and Warranties. Each Originator, as of each Transfer Date, shall be deemed to have certified that the representations and warranties of such Originator contained in Article V, as from time to time amended in accordance with the terms hereof, are true and correct in all material respects (without duplication of any materiality qualifiers already contained therein) on and as of such date, with the same effect as though made on and as of such date (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifiers already contained therein) as of such earlier date).
SECTION 4.3    Additional Originators. (a) Additional Persons may be added as Originators hereunder, with the prior written consent of the Transferee, the Borrower, the Administrative Agent and the Required Lenders (which consents may be granted or withheld in their sole discretion); provided that the following conditions are satisfied or waived in writing by the Administrative Agent and the Required Lenders on or before the date of such addition:
(i)    the Servicer shall have given the Transferee, the Borrower, the Administrative Agent and each Lender at least ten (10) days’ prior written notice (or such shorter period of time as may be agreed to by the Administrative Agent in its sole discretion) of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Transferee, the Borrower or the Administrative Agent may reasonably request;
(ii)    such proposed additional Originator shall have executed and delivered to the Transferee, the Borrower, the Administrative Agent, each Lender and the Servicer an agreement substantially in the form attached hereto as Exhibit B (a “Joinder Agreement”);
(iii)    the Performance Guarantor shall have delivered a reaffirmation, acknowledgment and consent with respect to the Joinder Agreement of such proposed additional Originator;
(iv)    such proposed additional Originator shall have delivered to the Transferee, the Borrower (as the Transferee’s assignee) and the Administrative Agent (as the Borrower’s assignee) each of the documents with respect to such Originator described in Section 4.1, in each case in form and substance reasonably satisfactory to the Transferee, the Borrower (as the Transferee’s assignee) and the Administrative Agent (as the Borrower’s assignee);
(v)    no Termination Event (as defined in the Credit Agreement); and
(vi)    no Amortization Event shall have occurred and be continuing or result therefrom.
SECTION 4.4    Removed Originators.
(a)    From time to time prior to the Termination Date, the Servicer and the Transferee may deliver a notice in writing to the Administrative Agent (each, a “Removal Notice”) setting forth the proposed removal of one or more Originators hereunder (the “Removed Originators”) effective as of a date (which shall be not less than ten (10) Business Day following the date of the Administrative Agent’s receipt of such Removal Notice) set forth in such Removal Notice (“Removal Effective Date”).
(b)    Each Removal Effective Date and the removal of a Removed Originator thereon is subject to the satisfaction of each of the following conditions: (i) no Termination Event (as defined in the Credit Agreement) or Amortization Event shall have occurred and be continuing or shall result from the removal of the Removed Originator(s) on such Removal Effective Date, (ii) no Overadvance under the Credit Agreement shall have occurred and be continuing or shall result from the removal of the Removed Originator(s) on such Removal Effective Date, (iii) on such Removal Effective Date the highest aggregate Outstanding Balances of Receivables contributed under this Agreement and outstanding at any one time of the Removed Originator(s) to be removed on such Removal Effective Date (together with the highest aggregate Outstanding Balances of Receivables contributed under this Agreement and outstanding at any one time of all other Removed Originators that have been removed on prior Removal Effective Dates) shall not exceed 25% of the highest aggregate Outstanding Balances of Receivables contributed under this Agreement and outstanding at any one time, and (iv) the Servicer shall have delivered to the Administrative Agent a pro forma calculation of the Borrowing Base giving effect to the removal of the Removed Originator on such Removal Effective Date and any Removed Receivables (as defined below) in connection therewith, together with such information and documentation as the Administrative Agent or any Lender may reasonably request in connection with the removal of such Removed Originator on such Removal Effective Date.
(c)    Subject to the satisfaction of the conditions set forth in Section 4.4(b), effective on the applicable Removal Effective Date the applicable Removed Originator shall no long be considered an “Originator” hereunder, the aggregate Outstanding Balance of all Receivables contributed by such Removed Originator to the Transferee (and by the Transferee to the Borrower) and that are outstanding on such Removal Effective Date (the “Removed Receivables”), together with all Related Rights solely with respect to such Removed Receivables, shall be automatically reconveyed by the Borrower to the Transferee and by the Transferee to such Removed Originator on such Removal Effective Date, without recourse, representation or warranty, free and clear of all Liens of the Transferee, the Borrower and the Administrative Agent, and (i) the Contribution Price (as defined in the Contribution Agreement) with respect to such Removed Receivables shall automatically be applied dollar-for-dollar to reduce the Contribution Price for each Receivable contributed by the Transferee to the Borrower pursuant to the Contribution Agreement on or after the Removal Effective Date in consideration therefor (until fully applied) and (ii) all of the issued and outstanding Capital Stock of the Transferee owned by such Removed Originator shall automatically be redeemed and retired on such Removal Effective Date in consideration therefor. The delivery of a Removal Notice shall be deemed to be a representation and warranty by the Transferee, the Borrower, the Servicer and the applicable Removed Originator(s) as to the satisfaction of the conditions set forth in Section 4.4(b).  Each of the Transferee, the Borrower and the Administrative Agent agrees, upon the written request of a Removed Originator, and at the sole cost and expense of such Removed Originator, to execute, authorize and deliver such documents (in form and substance reasonably acceptable to the Administrative Agent, the Borrower, the Transferee and such Removed Originator), and to do such acts and things, as such Removed Originator may reasonably request in order to effectuate the removal of such Removed Originator and the termination of any ownership or security interest in the Removed Receivables on the applicable Removal Effective Date.  The rights and remedies with respect to any breach of any representation and warranty made by any Removed Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 (solely with respect to duties and liabilities of such Removed Originator arising prior to the Removal Effective Date) shall be continuing and shall survive the removal of each Removed Originator.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS
In order to induce the Transferee to enter into this Agreement and to accept the capital contributions from the Originators as provided hereunder, each Originator hereby makes with respect to itself the representations and warranties set forth in this Article V.
SECTION 5.1    Existence and Power. Each Originator (i) is a corporation or limited liability company, as applicable, (ii) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization or formation, (iii) has full power and authority under its Organizational Documents and under the Laws of the jurisdiction of its organization or formation to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and (iv) is duly qualified to do business, is in good standing as a foreign entity, and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals where a failure to do so could reasonably be expected to have or result in a Material Adverse Effect.
SECTION 5.2    Authority; No Conflict or Violation. (i) Each Originator has all necessary power and authority to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (b) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (c) contribute and grant a security interest in the Receivables and the Related Rights to the Transferee on the terms and subject to the conditions herein provided, and (ii) the execution, delivery and performance by each Originator of this Agreement and the other Transaction Documents to which it is a party, the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated in this Agreement and the other Transaction Documents to which it is a party, have been duly authorized by all necessary limited liability company or corporate action, as applicable, on the part of such Originator and do not and will not (a) (I) require any consent or approval of its manager(s), member(s), board of directors or shareholders, or (II) require any authorization, consent, approval, order, filing, registration or qualification by or with any Governmental Authority, except those that have been obtained and are in full force and effect and except for the filings or notices as may be necessary to perfect the security interest granted in the Receivables and the Related Rights to the Transferee pursuant to this Agreement, (b) violate any provision of (I) any applicable Law or of any order, writ, injunction or decree presently in effect having applicability to such Originator or (II) the Organizational Documents of such Originator, (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which such Originator is a party or by which it or its properties may be bound or affected, or (d) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the Receivables or Related Rights pursuant to such indenture or loan or credit agreement or such other material agreement, lease or instrument (other than Permitted Liens), except, with respect to clauses (ii)(a)(II), (ii)(b)(I) and (ii)(c) above, where the failure to so comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.3    Legal Agreements. This Agreement and each of the other Transaction Documents to which each Originator is a party have been duly authorized, executed and delivered by each Originator, and constitute the legal, valid and binding obligations of each Originator, enforceable against each Originator in accordance with their respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.
SECTION 5.4    Compliance with Laws. Each Originator has complied with all applicable Laws, the non-compliance with which could reasonably be expected to have a Material Adverse Effect.
SECTION 5.5    Margin Regulations. No Originator is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Transfer will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
SECTION 5.6    Investment Company Act. No Originator is required to register as an “investment company” within the meaning of the Investment Company Act.
SECTION 5.7    Solvency. On the date hereof, and on the date of each contribution hereunder (both before and immediately after giving effect to such contribution), each Originator is, and will be on such date, Solvent and no proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution, administration or other similar law, including any applicable corporations legislation to the extent the relief sought under such corporations legislation relates to or involves the compromise, settlement, adjustment or arrangement of debt, now or hereafter in effect, with respect to such Originator is, or will be on such date, pending.
SECTION 5.8    Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.
(a)    None of (i) any Originator, any Subsidiary of any Originator or, to the knowledge of such Originator or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (ii) any agent or representative of any Originator or any Subsidiary of any Originator that will act in any capacity in connection with or benefit from the Transaction Documents, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any Governmental Authority regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a Governmental Authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (D) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.

(b)    Each Originator and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by such Originator and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
(c)    Each Originator and its Subsidiaries, and to the knowledge of each such Originator, director, officer, employee, agent and Affiliate of each such Originator and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
(d)    No proceeds of any Transfer have been used, directly or indirectly, by any Originator, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 5.2(h) of the Credit Agreement.
SECTION 5.9    Names and Location. Except as described in Schedule III, each Originator has not used any company or corporate names, trade names or assumed names since the date occurring five calendar years prior to the Closing Date other than its name set forth on the signature pages hereto. Each Originator is “located” (as such term is defined in the applicable UCC) in the jurisdiction specified in Schedule I and since the date occurring five calendar years prior to the Closing Date, has not been “located” (as such term is defined in the applicable UCC) in any other jurisdiction (except as specified in Schedule I). The office(s) where each Originator keeps its records concerning the Receivables is at the address(es) set forth on Schedule II.
SECTION 5.10    Good Title; Perfection.
(a)    Immediately preceding its contribution of each Receivable and the Related Rights with respect thereto hereunder, the applicable Originator was the owner of, and had good and marketable title to, such Transferred Receivable contributed or purported to be contributed, free and clear of any Adverse Claims, and each such contribution hereunder constitutes a valid contribution, transfer and assignment of all of such Originator’s right, title and interest in, to and under the Transferred Receivables contributed by it, free and clear of any Adverse Claims.
(b)    On or before the Closing Date and before the generation by such Originator of any new Transferred Receivable to be contributed or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Transferee’s ownership or security interest in Transferred Receivables to be contributed or otherwise conveyed hereunder against all creditors of and purchasers from such Originator will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.
(c)    Upon the creation of each new Transferred Receivable contributed or otherwise conveyed or purported to be conveyed hereunder and on the Closing Date for then existing Transferred Receivables, the Transferee shall have a valid and perfected first priority ownership or security interest in each Receivable and Related Right contributed to it hereunder, free and clear of any Adverse Claim.
SECTION 5.11    Perfection Representations.
(a)    This Agreement creates a valid and continuing ownership or security interest (as defined in the applicable UCC) in each Originator’s right, title and interest in, to and under the Transferred Receivables which (A) ownership or security interest has been perfected (but with respect to the perfected ownership or security interest in the Related Rights, in only that portion of the Related Rights in which an ownership or security interest may be perfected by the filing of a financing statement or pursuant to a Collection Account Control Agreement under the UCC) and is enforceable against creditors of and purchasers from each Originator and (B) will be free of all Adverse Claims in such Transferred Receivables.
(b)    Prior to the contribution of, or grant of security interest in, the Transferred Receivables transferred hereunder, each Originator owned and had good and marketable title to such Transferred Receivables free and clear of any Adverse Claim of any Person.
(c)    All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under applicable Law in order to perfect (and continue the perfection of) the contribution of and/or grant of a security interest in the Transferred Receivables from each Originator to the Transferee pursuant to this Agreement.
(d)    Other than the ownership or security interest granted to the Transferee pursuant to this Agreement, no Originator has pledged, assigned, sold, granted a security interest in (other than those released on the Closing Date or any other date on which a Receivable is contributed or otherwise conveyed hereunder), or otherwise conveyed any of the Receivables or Related Rights except as permitted by this Agreement and the other Transaction Documents. Each such Originator has not authorized the filing of and is not aware of any financing statements filed against such Originator that include a description of collateral covering the Receivables or Related Rights other than any financing statement (i) in favor of the Transferee, the Borrower or the Administrative Agent or (ii) that has been terminated or amended to reflect the release of any security interest in the Transferred Receivables. No Originator is aware of any judgment lien, ERISA lien or tax lien filings against such Originator.
(e)    Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 5.11 shall be continuing and remain in full force and effect until the Final Payout Date.
SECTION 5.12    Compliance with Credit and Collection Policy. Each Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable contributed by it hereunder and the related Contract, other than any Receivable and the related Contract with respect to which there has been a Deemed Collection payment in accordance with Section 1.5 of the Credit Agreement.
SECTION 5.13    Enforceability of Contracts. Each Contract with respect to each Receivable contributed by an Originator hereunder is effective to create, and has created, a valid and binding obligation of the related Obligor to pay the Outstanding Balance of such Receivable created thereunder and any accrued interest thereon, enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), without being subject to any defense, deduction, offset or counterclaim, and the Receivables related to each such Contract represent amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof or by the Transferee or the Borrower and the related goods or merchandise shall have been shipped and/or services performed (other than delivery of an invoice or bill for such Receivable).
SECTION 5.14    Bulk Sales Act. No transaction contemplated by this Agreement will require compliance by any Originator or any of the AZZ Parties with any bulk sales act or similar law.
SECTION 5.15    Accuracy of Information. No written information (including, without limitation, all Settlement Reports) heretofore furnished by (or on behalf of) an Originator to the Transferee, the Borrower, the Administrative Agent or any of the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby contains, and no such written information hereafter furnished by (or on behalf of) an Originator to the Transferee, the Borrower, the Administrative Agent or any of the Lenders, will contain, any material misstatement of fact or omit to state any material fact necessary to make such information not materially misleading in light of the circumstances under which made.
SECTION 5.16    No Material Adverse Effect. Since February 29, 2024, no event has occurred that could reasonably be expected to have a Material Adverse Effect.
SECTION 5.17    No Fraudulent Conveyance. No contribution or transfer hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such laws or similar laws or principles or for any other reason.
SECTION 5.18    Eligible Receivables. Each Receivable contributed, transferred or assigned hereunder is an Eligible Receivable on the date of such contribution, transfer or assignment, unless otherwise specified in the first Settlement Report that includes such Receivable.
SECTION 5.19    Financial Information. All balance sheets, all statements of income and of cash flow and all other financial information of the AZZ Parties furnished to the Transferee, the Borrower, the Administrative Agent or any of the Lenders and described in Section 5.1 of the Credit Agreement have been or will be prepared in accordance with GAAP and do or will present fairly in all material respects the financial condition and results of operations of the AZZ Parties, as at such dates and for such periods in accordance with GAAP, subject, in the case of unaudited financial statements, to changes resulting from normal year-end audit adjustments and the absence of footnotes.
SECTION 5.20    Taxes. Each Originator has (i) timely filed all federal and other material tax returns required to be filed by it and (ii) paid, or caused to be paid, all federal and other material taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.
SECTION 5.21    Opinions. The facts regarding such Originator, the Transferred Receivables contributed by it hereunder, and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.
SECTION 5.22    Other Transaction Documents. Each representation and warranty made by each Originator under each other Transaction Document to which it is a party is true and correct in all material respects (without duplication of any materiality qualifiers already contained therein) as of the date when made.
SECTION 5.23    Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of each Originator, threatened against such Originator before any Governmental Authority and (ii) no Originator is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) or (ii), (a) asserts the invalidity of this Agreement or any other Transaction Document, (b) seeks to prevent the grant of a security interest in any Receivables or Related Rights transferred by such Originator to the Transferee, the ownership or acquisition by the Transferee of any Receivables or Related Rights or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (c) seeks any determination or ruling that could materially and adversely affect the performance by such Originator of its obligations under, or the validity and enforceability of, this Agreement or any of the other Transaction Documents or (d) could reasonably be expected to have a Material Adverse Effect.
SECTION 5.24    Ordinary Course of Business. If notwithstanding the intention of the parties hereto, the transactions are characterized as loans and not contributions, each of the Originators represents and warrants as to itself that each remittance of Collections by or on behalf of such Originator to the Transferee under this Agreement will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and (ii) made in the ordinary course of business or financial affairs of such Originator.
SECTION 5.25    Reaffirmation of Representations and Warranties by each Originator. On each day that a new Receivable is created, and when contributed to the Transferee hereunder, such Originator shall be deemed to have certified that all representations and warranties of such Originator hereunder are true and correct in all material respects (without duplication of any materiality qualifiers already contained therein) on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifiers already contained therein) as of such date).
Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Article shall be continuing and remain in full force and effect until the Final Payout Date.
ARTICLE VI
COVENANTS OF THE ORIGINATORS
SECTION 6.1    Covenants of the Originators. At all times from the Closing Date until the Final Payout Date, each Originator will, unless the Administrative Agent, the Required Lenders, the Borrower and the Transferee shall otherwise consent in writing, perform the following covenants:
(a)    Financial Accounting Practices. Each Originator shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect in all material respects its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP and (B) to maintain accountability for assets and (ii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(b)    Notice of Certain Events. Promptly upon becoming aware of the occurrence of a Termination Event or Unmatured Termination Event under this Agreement, an Amortization Event or Potential Amortization Event under the Credit Agreement or any ERISA Event, each Originator agrees to give the Transferee, the Borrower, the Administrative Agent and each Lender notice of such event, together with a written statement signed on behalf of such Person setting forth the details of such event and any action taken or contemplated to be taken with respect thereto.
(c)    Notice of Material Adverse Effect. Promptly upon becoming aware thereof, each Originator will give the Transferee, the Borrower, the Administrative Agent and each Lender written notice with respect to any development or occurrence which could reasonably be expected to have a Material Adverse Effect.
(d)    Notice of Proceedings. Promptly upon becoming aware thereof, each Originator will give the Transferee, the Borrower, the Administrative Agent and each Lender notice of (i) the commencement, existence or, to the knowledge of any Originator, threat of all proceedings by or before any Governmental Authority against or affecting any Originator or any of its Subsidiaries which, if adversely decided, could reasonably be expected to have a Material Adverse Effect and (ii) any action, suit, proceeding or investigation pending or to the knowledge of any Originator, threatened, against any Originator before any Governmental Authority that has had or could reasonably be expected to have a Material Adverse Effect.
(e)    Further Information. Each Originator will promptly furnish to the Transferee, the Borrower and the Administrative Agent (i) such information, and in such form, as the Transferee, the Borrower or the Administrative Agent may reasonably request from time to time in connection with this Agreement or the other Transaction Documents, (ii) sample invoices and other information as the Transferee, the Borrower, the Administrative Agent or the Lenders may request from time to time in order to confirm that Obligors have been instructed to remit payment on Receivables directly to a Lock-Box or a Collection Account in accordance with the Transaction Documents and (iii) such other information and documentation required under applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable Anti-Money Laundering Laws or Anti-Corruption Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Lender.
(f)    Audits. Each Originator will, from time to time during regular business hours as requested by the Transferee, the Borrower or the Administrative Agent upon reasonable advance notice to such Originator, and at the sole cost of such Originator, permit the Transferee, the Borrower, the Administrative Agent or its agents or representatives: (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator relating to the Receivables and the Related Rights, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Originator during reasonable business hours for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator’s financial condition or the Receivables and the Related Rights or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts, in each case, with any of the officers or employees of such Originator having knowledge of such matters (each such visit, a “Review”); provided that, so long as no Amortization Event has occurred and is continuing and that the prior Review, if any, had no material adverse findings, the Originators shall only be responsible for the cost of one (1) Review under this Section 6.1(f) in any one calendar year; it being understood and agreed that any follow-up examinations, analysis, discussions or visits to address any material adverse findings discovered during the course of a Review shall not constitute a separate Review.
(g)    Separateness. Each Originator acknowledges that the Administrative Agent and the Lenders are entering into the transactions contemplated by the Credit Agreement and the other Transaction Documents in reliance upon each of the Transferee’s and the Borrower’s identity as a legal entity that is separate from the Originators, the Servicer, the Performance Guarantor and their respective other Affiliates. Therefore, no Originator shall take any actions inconsistent with the terms of Section

5.1(l) of the Credit Agreement, Section 6.1(g) of the Contribution Agreement, the Transferee’s Organizational Documents or the Borrower’s Organizational Documents.
(h)    Preservation of Existence and Franchises. Each Originator shall maintain its organizational existence and its rights and franchises in full force and effect in its jurisdiction of incorporation or organization, as the case may be. Each Originator will qualify and remain licensed or qualified as a foreign corporation or limited liability company, as the case may be, in each jurisdiction in which the failure to receive or retain such licensing or qualification could reasonably be expected to have a Material Adverse Effect.
(i)    Compliance with Laws. Each Originator will comply with all applicable Laws, the non-compliance with which could reasonably be expected to have a Material Adverse Effect.
(j)    Further Assurances. Each Originator will, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Transferee, the Borrower, the Administrative Agent or the Lenders may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the transactions contemplated by this Agreement and the other Transaction Documents.
(k)    Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions. Each Originator will, and will cause each of its Subsidiaries to, (i) maintain in effect and enforce policies and procedures designed to ensure compliance by such Originator, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (ii) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that each of the Transferee and the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Transferee or the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (iii) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.
(l)    Ownership. Each Originator will take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Rights and the Collections irrevocably in the Transferee (and the Borrower, as the Transferee’s assignee), free and clear of any Liens other than Permitted Liens, and (ii) establish and maintain, in favor of the Transferee (and the Borrower, as the Transferee’s assignee, and the Administrative Agent, for the benefit of the Secured Parties, as the Borrower’s assignee) a valid and perfected first priority Security Interest in the Receivables and the Related Rights to the full extent contemplated herein, free and clear of any Liens other than Permitted Liens (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Transferee’s (and the Borrower’s, as the Transferee’s assignee, and the Administrative Agent’s, for the benefit of the Secured Parties, as the Borrower’s assignee) Security Interest in the Receivables and the Related Rights) and each Originator will take such other action to perfect, protect or more fully evidence the Security Interest of the Transferee (and the Borrower, as the Transferee’s assignee, and the Administrative Agent, for the benefit of the Secured Parties, as the Borrower’s assignee) as the Transferee, the Borrower or the Administrative Agent may reasonably request.
(m)    Books and Records. Each Originator will maintain and implement administrative and operating procedures (including (i) an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof and (ii) procedures to identify and track sales with respect to, and collections on, Excluded Receivables), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables and the identification and reporting of all Excluded Receivables (including records adequate to permit the daily identification of each Receivable and Excluded Receivable and all Collections of and adjustments to each existing Receivable and Excluded Receivable).
(n)    Collections. Each Originator shall direct all Obligors to make payments of the Receivables (x) directly to a Lock-Box that clears through a Collection Account which at all times is subject to a Collection Account Control Agreement, or (y) directly to a Collection Account which at all times is subject to a Collection Account Control Agreement. If, notwithstanding the foregoing, any Obligor makes payment other than directly to a Lock-Box that clears through a Collection Account which at all times is subject to a Collection Account Control Agreement or a Collection Account which at all times is subject to a Collection Account Control Agreement, the applicable Originator shall remit such Collections (including any security deposits applied to the Outstanding Balance of any Receivable) on Receivables directly to the relevant Collection Account which at all times is subject to a Collection Account Control Agreement within five (5) Business Days after payment thereof, and further agrees that all such Collections shall be deemed to be received in trust for the Administrative Agent and the Lenders. Each Originator shall use commercially reasonable efforts to ensure that each Obligor remits all payments on the Receivables directly to a Lock-Box that clears through a Collection Account which at all times is subject to a Collection Account Control Agreement or directly to a Collection Account which at all times is subject to a Collection Account Control Agreement. Each Originator shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made at the direction and for the account of the Borrower.

(o)    Information. Promptly, but in no event later than five (5) days after delivery or receipt thereof, the Originators will deliver to the Transferee, the Borrower, the Administrative Agent and each Lender a copy of each amendment, waiver, consent, report, document, instrument, record and agreement that has been delivered or received, directly or indirectly, by any Originator or any of its Affiliates in connection with the Credit Agreement (as such term is defined in the Credit Agreement) or any other Indebtedness of any Originator having an outstanding principal amount in excess of the Threshold Amount.
(p)    Insurance. Each Originator will maintain in effect, at such Originator’s expense, such casualty and liability insurance as such Originator deems appropriate in its good faith business judgment.
(q)    Name or Structural Changes. No Originator shall (i) change its name, jurisdiction of organization, identity or legal structure (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) or make any other change in its identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the UCC, in each case, without (x) the Transferee, the Borrower and the Administrative Agent having each received at least 30 days’ (or such shorter period of time as may be agreed to by the Administrative Agent in its sole discretion) prior written notice thereof and (y) delivering to the Administrative Agent all financing statements, instruments and other documents and opinions reasonably requested by the Administrative Agent in connection with such change, (ii) permit itself to merge or consolidate with or into any Person, or undertake any division of its rights, assets, obligations or liabilities pursuant to a plan of division or otherwise pursuant to applicable Law, in each case, without (w) the Transferee, the Borrower, the Administrative Agent and each Lender having each received at least 30 days’ (or such shorter period of time as may be agreed to by the Administrative Agent in its sole discretion) prior written notice thereof, (x) the Transferee, the Borrower, the Administrative Agent and each Lender having received such other information and documentation as may reasonably be requested by the Transferee, the Borrower or the Administrative Agent for purposes of compliance with applicable Laws, (y) the Transferee, the Borrower and the Administrative Agent having received executed copies of all documents, certificates and opinions (including opinions relating to bankruptcy, insolvency, and UCC matters) as the Transferee, the Borrower, the Administrative Agent or the Required Lenders shall reasonably request and (z) the Transferee, the Borrower and the Administrative Agent being satisfied that all other action to perfect and protect the interests of the Transferee, the Borrower and the Administrative Agent, for the benefit of the Secured Parties, in and to the Receivables and the Related Rights to be contributed by the Originators hereunder, as reasonably requested by the Transferee, the Borrower, the Administrative Agent or the Required Lenders, having been taken by, and at the expense of, such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3) or (iii) directly or indirectly sell, transfer, assign, convey or lease (x) whether in one or a series of transactions, all or substantially all of its assets (provided that the disposition of the Capital Stock of any Originator at any time after such Originator is released (or concurrently with such release) from its obligations as an “Originator” under this Agreement (so long as such release is undertaken in accordance with the Transaction Documents and with the prior written consent of the Administrative Agent and the Required Lenders) shall not constitute a breach of this clause (x)) or (y) any Receivables, Related Rights or any interest therein (other than pursuant to this Agreement). In addition, no Originator (i) will change or relocate its chief executive office or any office where Records are kept unless it gives the Administrative Agent written notice of such change not later than ten (10) days thereafter and (ii) without the prior written consent of the Administrative Agent, will (or will permit any other Person to) amend, modify, waive, revoke or terminate any provision of the Transferee’s Organizational Documents or the Borrower’s Organizational Documents.
(r)    Change in Payment Instructions to Obligors. Except as may be required by the Administrative Agent pursuant to the Credit Agreement, no Originator will (i) add any bank as a Collection Account Bank or (ii) add any Lock-Box or Collection Account, in each case, unless the Administrative Agent shall have received: (A) at least ten (10) days before the proposed effective date therefor, written notice of such addition, together with an updated version of Exhibit IV to the Credit Agreement and (B) an executed Collection Account Control Agreement (or an executed amendment to an existing Collection Account Control Agreement) with respect to the new Collection Account or Lock-Box, in form and substance acceptable to the Administrative Agent, prior to depositing any Collections therein. No Originator shall terminate or close any Collection Account Bank, any Collection Account or any Lock-Box, in any case, without the prior written consent of the Administrative Agent. In addition, except as may be required by the Administrative Agent pursuant to the Credit Agreement, no Originator will make any change in the instructions to any Obligor as to where payments on the Receivables should be made; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account that is subject to a Collection Account Control Agreement.
(s)    Modifications to Contracts and Credit and Collection Policy. No Originator will make any material change to the Credit and Collection Policy (including changes that could materially increase the Contractual Dilution with respect to Receivables) without the prior written consent of the Administrative Agent. Promptly following any change to the Credit and Collection Policy, such Originator (or the Servicer on its behalf) will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent. Except as provided in the Credit Agreement, no Originator will extend, amend or otherwise modify the payment terms of any Receivable or any Contract related to such Receivable in any material respect other than in accordance with the Credit and Collection Policy.

(t)    Sales, Liens. Except as otherwise provided herein (including, for the avoidance of doubt, the ownership and Security Interests contemplated by the Transaction Documents), no Originator will sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Rights or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto, and each Originator will defend the right, title and interest of the Transferee, the Borrower and the Administrative Agent in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Transferee, the Borrower or any Originator.
(u)    Use of Proceeds. No Originator will use the proceeds of any Transfer, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any margin stock. No Originator shall use, and each Originator shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Transfer, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto or to the Credit Agreement.
(v)    Collections. No Originator will permit any funds other than Collections on Receivables to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Originators will (or will cause the Servicer, the Transferee or the Borrower to) within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds.
(w)    Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper. No Originator shall take any action to cause or permit any Receivable created, acquired or originated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC) without the prior written consent of the Transferee, the Borrower and the Administrative Agent.
(x)    Legend. Each Originator shall identify (or cause the Servicer to identify) its master data and processing records relating to the Receivables and related Contracts with a legend that indicates that the Receivables have been contributed and/or pledged in accordance with this Agreement, the Contribution Agreement and the Credit Agreement.
(y)    Conduct of Business. Each Originator will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.
ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS
IN RESPECT OF RECEIVABLES
SECTION 7.1    Rights of the Transferee. Each Originator hereby authorizes the Transferee and the Servicer or their respective designees or assignees under the Contribution Agreement or the Credit Agreement (including, without limitation, the Borrower and the Administrative Agent) to take any and all steps in such Originator’s name reasonably necessary or desirable, in their respective determination, to collect all amounts due under any and all Transferred Receivables contributed or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Transferred Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, the Administrative Agent or any other assignee under this Agreement shall not take any of the foregoing actions unless a Termination Event or an Amortization Event has occurred and is continuing.
SECTION 7.2    Responsibilities of the Originators. Anything herein to the contrary notwithstanding:
(a)    Each Originator shall perform its obligations hereunder, and the exercise by the Transferee or its designee of its rights hereunder shall not relieve such Originator from such obligations.
(b)    None of the Transferee, the Borrower, the Servicer, the Lenders, or the Administrative Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Transferee, the Borrower, the Servicer, the Lenders, or the Administrative Agent be obligated to perform any of the obligations of any Originator thereunder.
(c)    Each Originator hereby grants to the Administrative Agent (as assignee of the Borrower, as assignee of the Transferee) an irrevocable power of attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of an Amortization Event to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Transferee or the Borrower (whether or not from such Originator) in connection with any Receivable or Related Right contributed or otherwise conveyed or purported to be conveyed by it hereunder.

SECTION 7.3    Further Action Evidencing Transfers. On or prior to the Closing Date, each Originator shall mark its master data processing records evidencing the Receivables with a legend, acceptable to the Transferee, the Borrower and the Administrative Agent, evidencing that the Receivables have been transferred in accordance with this Agreement and the Contribution Agreement and none of the Originators or the Servicer shall change or remove such notation without the consent of the Transferee, the Borrower, the Administrative Agent and the Required Lenders, such consent not to be unreasonably withheld or delayed. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Transferee, the Borrower, the Servicer, the Administrative Agent or the Required Lenders may reasonably request in order to perfect, protect or more fully evidence the Transferred Receivables contributed to the Transferee hereunder, or to enable the Transferee to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Transferee, the Borrower, the Administrative Agent or the Required Lenders, such Originator will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.
Each Originator hereby authorizes the Transferee or its designee or assignee (including, without limitation, the Borrower (as assignee of the Transferee) or the Administrative Agent (as assignee of the Borrower)) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, without the signature of such Originator, relative to all or any of the Transferred Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder, whether now existing or hereafter generated by such Originator. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Transferee or its designee or assignee (including, without limitation, the Borrower (as assignee of the Transferee) or the Administrative Agent (as assignee of the Borrower)) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Transferee or its designee or assignee (including, without limitation, the Borrower (as assignee of the Transferee) and the Administrative Agent (as assignee of the Borrower)) incurred in connection therewith shall be payable by such Originator.
SECTION 7.4    Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor or required by applicable law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrative Agent), the Administrative Agent or the Required Lenders, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (applied in order from the oldest outstanding Receivable to the newest outstanding Receivable) before being applied to any other indebtedness of such Obligor.

ARTICLE VIII
TERMINATION EVENTS
SECTION 8.1    Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Termination Event” (each event which with notice or the passage of time or both would become a Termination Event being referred to herein as an “Unmatured Termination Event”):
(a)    the Facility Termination Date shall have occurred;
(b)    any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall continue unremedied for ten (10) Business Days;
(c)    any representation or warranty made or deemed to be made by any Originator or any of its officers (other than a Removed Originator) under or in connection with this Agreement, any other Transaction Document to which it is a party or any information or report delivered by an Originator pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect (without duplication of any materiality qualifier already contained therein) when made or deemed made or delivered; provided, that if any representation or warranty made or deemed made by any Originator under Sections 5.10, 5.11, 5.12, 5.13, 5.15, 5.17 or 5.18 with respect to any Transferred Receivable shall prove to have been incorrect or untrue in any material respect (without duplication of any materiality qualifier already contained therein) when made or deemed made, such failure shall be deemed to be automatically cured hereunder upon the credit or payment of the amounts required under, and in accordance with, Section 3.3 with respect thereto; or
(d)    (i) any Originator shall fail to perform or observe any term, covenant or agreement under Sections 6.1(g), 6.1(k), 6.1(q), 6.1(r), 6.1(s), 6.1(t), 6.1(u) or 6.1(v) or (ii) any Originator (other than a Removed Originator) shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document to which it is a party to be performed or observed by such Originator (other than any such failure which would constitute a Termination Event under clause (a), (b) or (d)(i) of this Section 8.1), and such failure, solely to the extent capable of cure, shall continue for thirty (30) consecutive days.
SECTION 8.2    Remedies.
(a)    Optional Termination. Upon the occurrence and during the continuation of a Termination Event, the Transferee or the Borrower, in either case, with the prior written consent of the Administrative Agent and the Required Lenders, shall have the option, by notice to the Originators (with a copy to the Administrative Agent ), to declare the Transfer Facility as terminated.

(b)    Remedies Cumulative. Upon any termination of the Transfer Facility pursuant to Section 8.2(a), the Transferee (and the Borrower as the Transferee’s assignee, and the Administrative Agent as the Borrower’s assignee) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights and remedies shall be cumulative.
ARTICLE IX
INDEMNIFICATION
SECTION 9.1    Indemnities by the Originators. Without limiting any other rights which the Transferee may have hereunder or under applicable Law, each Originator jointly and severally hereby agrees to indemnify and hold harmless, on an after-tax basis, the Transferee (and its assigns, including the Borrower, and the Borrower’s assigns, including the Administrative Agent and the Lenders) and each of its officers, directors, employees and agents (each of the foregoing Persons being individually called a “Transfer Indemnified Party”), on demand, from and against any and all damages, losses, claims, judgments, liabilities, penalties and reasonable costs and expenses (including reasonable fees and disbursements of external counsel) (all of the foregoing being collectively called “Transfer Indemnified Amounts”) awarded against or incurred by any of them arising directly and principally out of or as a result of the failure of such Originator to perform its obligations under this Agreement or any other Transaction Document, or arising out of the claims asserted against a Transfer Indemnified Party relating to the transactions contemplated herein or therein or the use of proceeds thereof or therefrom, excluding, only Transfer Indemnified Amounts to the extent, (i) a final non-appealable judgment of a court of competent jurisdiction holds that such Transfer Indemnified Amounts resulted from the gross negligence or willful misconduct of the Transfer Indemnified Party seeking indemnification, or (ii) the same includes losses in respect of a Receivable that is uncollectible solely on account of the insolvency, bankruptcy, financial inability to pay or lack of creditworthiness of the related Obligor after the date of the initial Transfer of such Receivable to the Transferee hereunder. Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (i) and (ii) of the previous sentence, each Originator jointly and severally shall indemnify each Transfer Indemnified Party for Transfer Indemnified Amounts relating to or resulting from:
(a)    any representation, warranty or statement made or deemed made by such Originator (or any officer of such Originator) under or in connection with this Agreement, any of the other Transaction Documents or any other written information or report delivered by or on behalf of such Originator pursuant hereto or thereto which shall have been untrue or incorrect when made or deemed made or delivered;
(b)    the failure by such Originator to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document or with any applicable Law with respect to any Receivable or the related Contract; or the failure of any Receivable or the related Contract to conform to any such applicable Law;

(c)    the failure of any Receivable contributed by such Originator included in the calculation of Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable at such time;
(d)    the transfer by such Originator of any interest in any Receivable or Related Right other than the transfer of any Receivable and Related Right to the Transferee pursuant to this Agreement and the grant of a security interest to the Transferee pursuant to this Agreement;
(e)    the lack of an enforceable ownership interest of the Transferee, or a first priority perfected lien in favor of the Transferee, in the Receivables (and all Related Rights) originated by such Originator against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Adverse Claim;
(f)    the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable Laws with respect to any Receivable or the Related Rights;
(g)    any suit or claim related to the Receivables originated by such Originator (including any products liability or environmental liability claim arising out of or in connection with the property, products or services that are the subject of any Receivable originated by such Originator);
(h)    any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Receivable, or the sale of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;
(i)    the misdirection of Collections or the commingling of Collections of Receivables at any time with other funds;
(j)    the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;
(k)    any failure of such Originator to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Receivables, or of such Originator to timely and fully comply with the Credit and Collection Policy in regard to each Receivable;

(l)    any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or in respect of any Receivable or any Related Rights;
(m)    any claim brought by any Person arising from any activity by such Originator or any Affiliate of such Originator in servicing, administering or collecting any Receivable; or
(n)    the failure by such Originator to pay when due any taxes, including, without limitation, sales, excise or personal property taxes.
If for any reason the indemnification provided above in this Section 9.1 is unavailable to a Transfer Indemnified Party or is insufficient to hold such Transfer Indemnified Party harmless, then each Originator jointly and severally with each other Originator, shall contribute to the amount paid or payable by such Transfer Indemnified Party to the maximum extent permitted under applicable law.
ARTICLE X
MISCELLANEOUS
SECTION 10.1    Amendments, etc.
(a)    The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Transferee and the Originators, with the prior written consent of the Borrower, the Administrative Agent and the Required Lenders.
(b)    No failure or delay on the part of the Transferee, the Servicer, any Originator or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Transferee, the Servicer or any Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Transferee or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
(c)    The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.
SECTION 10.2    Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communication) and shall be delivered or sent by facsimile, email, or by overnight mail, to the intended party at the mailing or email address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Bororwer, the Administrative Agent or a Lender at its address for notices pursuant to the Credit Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or email, when sent, receipt confirmed by telephone or electronic means.
SECTION 10.3    No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Originator hereby authorizes the Transferee, the Borrower, the Administrative Agent and each Lender (collectively, the “Set-Off Parties”), at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of such Originator to such Set-Off Party arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by any Set-Off Party to or for the credit or the account of such Originator.
SECTION 10.4    Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Transferee and each Originator and their respective successors and permitted assigns. No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Transferee, the Borrower, the Administrative Agent and the Required Lenders except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.
SECTION 10.5    Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
SECTION 10.6    Costs, Expenses and Taxes. In addition to the obligations of the Originators under Article IX, each Originator, jointly and severally, agrees to pay reasonably promptly following demand:
(a)    to the Transferee (and any successor and permitted assigns thereof) and any third-party beneficiary of the Transferee’s rights hereunder (including the Borrower and the Administrative Agent) all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto), including, without limitation, (i) the reasonable fees, charges and disbursements of counsel for the Transferee (and any successor and permitted assigns thereof) and any third-party beneficiary of the Transferee’s rights hereunder with respect thereto (including the Borrower and the Administrative Agent), including with respect to advising any such Person as to their rights and remedies under this Agreement and the other Transaction Documents, and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Transferee (and any successor and permitted assigns thereof) and any third-party beneficiary of the Transferee’s rights hereunder (including the Borrower and the Administrative Agent) incurred in connection with the administration and maintenance of this Agreement or advising any such Person as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document;
(b)    to the Transferee (and any successor and permitted assigns thereof) and any third-party beneficiary of the Transferee’s rights hereunder (including the Borrower and the Administrative Agent) all reasonable out-of-pocket costs and expenses incurred by such Person in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents; and
(c)    all Other Taxes payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Transfer Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such Taxes.
SECTION 10.7    SUBMISSION TO JURISDICTION. (a) EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE LENDERS TO BRING PROCEEDINGS AGAINST ANY AZZ PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY AZZ PARTY AGAINST THE ADMINISTRATIVE AGENT OR THE LENDERS OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH AZZ PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.

(b)    EACH PARTY HERETO CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED HEREIN. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
SECTION 10.8    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY AZZ PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
SECTION 10.9    Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Article, Section, Schedule or Exhibit are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.
SECTION 10.10    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.
SECTION 10.11    Acknowledgment and Agreement. By execution below, each Originator expressly acknowledges and agrees that all of the Transferee’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Transferee to the Borrower pursuant to the Contribution Agreement and by the Borrower to the Administrative Agent (for the ratable benefit of the Secured Parties) pursuant to the Credit Agreement, and such Originator consents to such assignments. Each of the parties hereto acknowledges and agrees that the Borrower, the Administrative Agent and the other Secured Parties are third party beneficiaries of the rights of the Transferee arising hereunder and under the other Transaction Documents to which such Originator is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of an Amortization Event under the Credit Agreement, the Administrative Agent, and not the Transferee or the Borrower, shall have the sole right to exercise all such rights and related remedies.
SECTION 10.12    No Proceeding. Each Originator hereby covenants and agrees that, prior to the date that is one (1) year and one (1) day after the date after the Final Payout Date, it will not institute against, or join any other Person in instituting against, Transferee or Borrower any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the Laws of the United States or any state of the United States. Each Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Transferee shall not, and shall not be obligated to, pay any amount in respect of any obligation to such Originator pursuant to this Agreement unless the Transferee has received funds from the Borrower which may, subject to the Credit Agreement and the other Transaction Documents, be used to make such payment. Any amount which the Transferee does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Federal Bankruptcy Code) against or obligation of the Transferee (or the Borrower) by such Originator for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 10.12 shall survive any termination of this Agreement.
SECTION 10.13    Limited Recourse. Except as explicitly set forth herein, the obligations of the Transferee under this Agreement or any other Transaction Documents to which it is a party are solely the obligations of the Transferee. No recourse under any Transaction Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Transferee. The agreements in this Section 10.13 shall survive any termination of this Agreement.
SECTION 10.14    Severability. If any provision of this Agreement is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
AZZ SPE LLC, as the Transferee
By: /s/ Tara D. Mackey
Name: Tara D. Mackey
Title: Secretary
Address: c/o AZZ Inc.
One Museum Place
3100 West 7th St., Suite 500
Fort Worth, TX  76107
Attention: Tara D. Mackey; Steven Phillips
Email: TaraMackey@AZZ.com; StevenPhillips@AZZ.com

Arbor-Crowley, LLC, as the Servicer
By: /s/ Tara D. Mackey
Name: Tara D. Mackey
Title: Secretary
Address: c/o AZZ Inc.
One Museum Place
3100 West 7th St., Suite 500
Fort Worth, TX  76107
Attention: Tara D. Mackey; Steven Phillips
Email: TaraMackey@AZZ.com; StevenPhillips@AZZ.com

Receivables Transfer Agreement

AAA Galvanizing – Chelsea, LLC
AAA Galvanizing – Hamilton, LLC
AAA Galvanizing – Joliet, Inc.
AAA Galvanizing – Peoria, Inc.
AAA Galvanizing – Winsted, Inc.
AAA Galvanizing – Dixon, Inc.
Arizona Galvanizing, Inc.
ArkGalv, LLC
Automatic Processing Incorporated
Aztec Manufacturing - Waskom LLC
Aztec Manufacturing LLC
AZZ Galvanizing – Bristol LLC
AZZ Galvanizing – Chattanooga LLC
AZZ Galvanizing – Kennedale, LLC
AZZ Galvanizing – Louisiana LLC
AZZ Galvanizing - Nashville LLC
AZZ Galvanizing - Nebraska, LLC
AZZ Galvanizing – Reno, LLC
AZZ Galvanizing – Rockford LLC
AZZ Galvanizing – San Antonio, LLC
AZZ Galvanizing – South Carolina LLC
AZZ Galvanizing and Plating – Milwaukee LLC, each, as an Originator

By: /s/ Tara D. Mackey
Name: Tara D. Mackey
Title: Secretary
Address: c/o AZZ Inc.
One Museum Place
3100 West 7th St., Suite 500
Fort Worth, TX  76107
Attention: Steven Phillips
Email: StevenPhillips@AZZ.com

Receivables Transfer Agreement

AZZ Surface Technologies – Crowley LLC
AZZ Surface Technologies – Gainesville LLC
AZZ Surface Technologies – Rowlett LLC
AZZ Surface Technologies – Tampa LLC
AZZ Surface Technologies – Terrell LLC
Gulf Coast Galvanizing, LLC
International Galvanizers LLC
Midwest Metal Coatings, LLC
NAGalv-Ohio, Inc.
North American Galvanizing Company, LLC
Precoat Metal Coatings LLC
Precoat Metals Corp.
Precoat Metals Washington LLC
Precoat Mezzanine LLC
ROGERS GALVANIZING COMPANY-KANSAS CITY
Witt Galvanizing – Cincinnati, LLC
Witt Galvanizing – Muncie, LLC
Witt Galvanizing – Plymouth, LLC
Zalk Steel & Supply Co., each, as an Originator
By: /s/ Tara D. Mackey
Name: Tara D. Mackey
Title: Secretary
Address: c/o AZZ Inc.
One Museum Place
3100 West 7th St., Suite 500
Fort Worth, TX  76107
Attention: Steven Phillips
Email: StevenPhillips@AZZ.com

Receivables Transfer Agreement

Schedule I
JURISDICTION OF ORGANIZATION OF THE ORIGINATORS

	Originator	State of Organization
1	AAA Galvanizing – Chelsea, LLC	DE
2	AAA Galvanizing – Hamilton, LLC	DE
3	AAA Galvanizing – Joliet, Inc.	DE
4	AAA Galvanizing – Peoria, Inc.	DE
5	AAA Galvanizing – Winsted, Inc.	DE
6	AAA Galvanizing – Dixon, Inc.	DE
7	Arizona Galvanizing, Inc.	AZ
8	ArkGalv, LLC	AR
9	Automatic Processing Incorporated	MS
10	Aztec Manufacturing - Waskom LLC	TX
11	Aztec Manufacturing LLC	TX
12	AZZ Galvanizing – Bristol LLC	DE
13	AZZ Galvanizing – Chattanooga LLC	TN
14	AZZ Galvanizing – Kennedale, LLC	DE
15	AZZ Galvanizing – Louisiana LLC	DE
16	AZZ Galvanizing - Nashville LLC	DE
Schedule I-1

17	AZZ Galvanizing - Nebraska, LLC	DE
18	AZZ Galvanizing – Reno, LLC	DE
19	AZZ Galvanizing – Rockford LLC	DE
20	AZZ Galvanizing – San Antonio, LLC	DE
21	AZZ Galvanizing – South Carolina LLC	DE
22	AZZ Galvanizing and Plating – Milwaukee LLC	DE
23	AZZ Surface Technologies – Crowley LLC	DE
24	AZZ Surface Technologies – Gainesville LLC	DE
25	AZZ Surface Technologies – Rowlett LLC	DE
26	AZZ Surface Technologies – Tampa LLC	FL
27	AZZ Surface Technologies – Terrell LLC	DE
28	Gulf Coast Galvanizing, LLC	AL
29	International Galvanizers LLC	TX
30	Midwest Metal Coatings, LLC	DE
31	NAGalv-Ohio, Inc.	DE
32	North American Galvanizing Company, LLC	DE
33	Precoat Metal Coatings LLC	DE
34	Precoat Metals Corp.	IN
Schedule I-2

35	Precoat Metals Washington LLC	DE
36	Precoat Mezzanine LLC	DE
37	ROGERS GALVANIZING COMPANY-KANSAS CITY	OK
38	Witt Galvanizing – Cincinnati, LLC	DE
39	Witt Galvanizing – Muncie, LLC	DE
40	Witt Galvanizing – Plymouth, LLC	DE
41	Zalk Steel & Supply Co.	DE

Schedule I-3

Schedule II
LOCATION OF BOOKS AND RECORDS OF THE ORIGINATORS

	Originator	Location of Books and Records
1	AAA Galvanizing – Chelsea, LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
2	AAA Galvanizing – Hamilton, LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
3	AAA Galvanizing – Joliet, Inc.	3100 W. 7th Street, #500, Fort Worth TX 76107
4	AAA Galvanizing – Peoria, Inc.	3100 W. 7th Street, #500, Fort Worth TX 76107
5	AAA Galvanizing – Winsted, Inc.	3100 W. 7th Street, #500, Fort Worth TX 76107
6	AAA Galvanizing – Dixon, Inc.	3100 W. 7th Street, #500, Fort Worth TX 76107
7	Arizona Galvanizing, Inc.	3100 W. 7th Street, #500, Fort Worth TX 76107
8	ArkGalv, LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
9	Automatic Processing Incorporated	3100 W. 7th Street, #500, Fort Worth TX 76107
10	Aztec Manufacturing - Waskom LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
Schedule II-1

11	Aztec Manufacturing LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
12	AZZ Galvanizing – Bristol LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
13	AZZ Galvanizing – Chattanooga LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
14	AZZ Galvanizing – Kennedale, LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
15	AZZ Galvanizing – Louisiana LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
16	AZZ Galvanizing - Nashville LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
17	AZZ Galvanizing - Nebraska, LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
18	AZZ Galvanizing – Reno, LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
19	AZZ Galvanizing – Rockford LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
20	AZZ Galvanizing – San Antonio, LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
21	AZZ Galvanizing – South Carolina LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
22	AZZ Galvanizing and Plating – Milwaukee LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
Schedule II-2

23	AZZ Surface Technologies – Crowley LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
24	AZZ Surface Technologies – Gainesville LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
25	AZZ Surface Technologies – Rowlett LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
26	AZZ Surface Technologies – Tampa LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
27	AZZ Surface Technologies – Terrell LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
28	Gulf Coast Galvanizing, LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
29	International Galvanizers LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
30	Midwest Metal Coatings, LLC	635 Maryville Centre Dr., #300, St. Louis, MO 63116
31	NAGalv-Ohio, Inc.	3100 W. 7th Street, #500, Fort Worth TX 76107
32	North American Galvanizing Company, LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
33	Precoat Metal Coatings LLC	635 Maryville Centre Dr., #300, St. Louis, MO 63116
34	Precoat Metals Corp.	635 Maryville Centre Dr., #300, St. Louis, MO 63116
Schedule II-3

35	Precoat Metals Washington LLC	635 Maryville Centre Dr., #300, St. Louis, MO 63116
36	Precoat Mezzanine LLC	635 Maryville Centre Dr., #300, St. Louis, MO 63116
37	ROGERS GALVANIZING COMPANY-KANSAS CITY	3100 W. 7th Street, #500, Fort Worth TX 76107
38	Witt Galvanizing – Cincinnati, LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
39	Witt Galvanizing – Muncie, LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
40	Witt Galvanizing – Plymouth, LLC	3100 W. 7th Street, #500, Fort Worth TX 76107
41	Zalk Steel & Supply Co.	3100 W. 7th Street, #500, Fort Worth TX 76107

Schedule II-4

Schedule III
TRADE NAMES AND PAST NAMES

	Legal Name	Trade Names and Past Names
1	AAA Galvanizing – Chelsea, LLC	DBA: AZZ Galvanizing - Chelsea
2	AAA Galvanizing – Hamilton, LLC	DBA: AZZ Galvanizing - Hamilton
3	AAA Galvanizing – Joliet, Inc.	DBA: AZZ Galvanizing - Joliet
4	AAA Galvanizing – Peoria, Inc.	DBA: AZZ Galvanizing - Peoria
5	AAA Galvanizing – Winsted, Inc.	DBA: AZZ Galvanizing- Winsted
6	AAA Galvanizing – Dixon, Inc.	DBA: AZZ Galvanizing - Dixon
7	Arizona Galvanizing, Inc.	DBA: AZZ Galvanizing - Arizona
8	ArkGalv, LLC	DBA:AZZ Galvanizing - Arkansas
9	Automatic Processing Incorporated	DBA: AZZ Galvanizing - Moss Point
10	Aztec Manufacturing - Waskom LLC	DBA: AZZ Galvanizing - Waskom
11	Aztec Manufacturing LLC	DBAs: AZZ Galvanizing - Crowley AZZ Galvanizing - Houston
12	AZZ Galvanizing – Bristol LLC	N/A
13	AZZ Galvanizing – Chattanooga LLC	N/A
14	AZZ Galvanizing – Kennedale, LLC	N/A
15	AZZ Galvanizing – Louisiana LLC	N/A
Schedule III-1

16	AZZ Galvanizing - Nashville LLC	N/A
17	AZZ Galvanizing - Nebraska, LLC	N/A
18	AZZ Galvanizing – Reno, LLC	N/A
19	AZZ Galvanizing – Rockford LLC	N/A
20	AZZ Galvanizing – San Antonio, LLC	N/A
21	AZZ Galvanizing – South Carolina LLC	N/A
22	AZZ Galvanizing and Plating – Milwaukee LLC	N/A
23	AZZ Surface Technologies – Crowley LLC	N/A
24	AZZ Surface Technologies – Gainesville LLC	N/A
25	AZZ Surface Technologies – Rowlett LLC	N/A
26	AZZ Surface Technologies – Tampa LLC	N/A
27	AZZ Surface Technologies – Terrell LLC	N/A
28	Gulf Coast Galvanizing, LLC	DBA: AZZ Galvanizing - Mobile
29	International Galvanizers LLC	DBA: AZZ Galvanizing - Beaumont
30	Midwest Metal Coatings, LLC	N/A
31	NAGalv-Ohio, Inc.	DBA: AZZ Galvanizing - Canton
32	North American Galvanizing Company, LLC	DBAs AZZ Galvanizing - Denver AZZ Galvanizing - Houston West AZZ Galvanizing - Hurst AZZ Galvanizing - Louisville AZZ Galvanizing - St. Louis AZZ Galvanizing - Tulsa
Schedule III-2

33	Precoat Metal Coatings LLC	F/k/a Sequa Coatings LLC (name changed 6/13/2022)
34	Precoat Metals Corp.	N/A
35	Precoat Metals Washington LLC	N/A
36	Precoat Mezzanine LLC	F/k/a Sequa Mezzanine Holdings L.L.C. (name changed 6/13/22
37	ROGERS GALVANIZING COMPANY-KANSAS CITY	DBA: AZZ Galvanizing - Kansas City
38	Witt Galvanizing – Cincinnati, LLC	DBA: AZZ Galvanizing - Cincinnati
39	Witt Galvanizing – Muncie, LLC	DBA: AZZ Galvanizing - Muncie
40	Witt Galvanizing – Plymouth, LLC	DBA: AZZ Galvanizing - Plymouth
41	Zalk Steel & Supply Co.	DBA: AZZ Galvanizing - Minneapolis

Schedule III-3

Exhibit A
FORM OF TRANSFER REPORT
Originator:    [__________]
Transferee:    AZZ SPE LLC
Transfer Report Date:    _______________________
1.    Outstanding Balance of Receivables Transferred/Accepted:    $__________

2.    Reductions in the Transfer Price: $__________

3.    Net Transfer Price (Line 1 minus Line 2): $__________

Exhibit A-1

Exhibit B
FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT, dated as of [___________], 20[__] (this “Agreement”) is executed by [__________], a [______________] organized under the laws of the State of [__________] (the “Additional Originator”), with its principal place of business located at [__________].
BACKGROUND:
A.    AZZ SPE LLC, a Delaware limited liability company (the “Transferee”), Arbor-Crowley, LLC, a Delaware limited liability company, as Master Servicer, and the various entities from time to time party thereto, as Originators (collectively, the “Originators”), have entered into that certain Receivables Transfer Agreement, dated as of July 10, 2025 (as amended, restated, supplemented or otherwise modified through the date hereof, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Receivables Transfer Agreement”).
B.    The Additional Originator desires to become an Originator pursuant to Section 4.3 of the Receivables Transfer Agreement.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Originator hereby agrees as follows:
SECTION 1.    Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Transfer Agreement or in the Credit Agreement (as defined in the Receivables Transfer Agreement).
SECTION 2.    Transaction Documents. The Additional Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Receivables Transfer Agreement and each of the other relevant Transaction Documents. From and after the later of the date hereof and the date that the Additional Originator has complied with all of the requirements of Section 4.3 of the Receivables Transfer Agreement, the Additional Originator shall be an Originator for all purposes of the Receivables Transfer Agreement and all other Transaction Documents. The Additional Originator hereby acknowledges that it has received copies of the Receivables Transfer Agreement and the other Transaction Documents.
SECTION 3.    Representations and Warranties. The Additional Originator hereby makes all of the representations and warranties set forth in Article V (to the extent applicable) of the Receivables Transfer Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein. The Additional Originator hereby represents and warrants that its “location” (as defined in the applicable UCC) is [____________________], and the offices where the Additional Originator keeps all of its books and records concerning the Transferred Receivables is as follows:
Exhibit B-1

[__________________________]
[__________________________]
[__________________________]
SECTION 4.    Miscellaneous. This Agreement, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York). This Agreement is executed by the Additional Originator for the benefit of the Transferee, and its assigns (including the Borrower as the assignee of the Transferee, and the Administrative Agent as the assignee of the Borrower), and each of the foregoing parties may rely hereon. This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Originator and its successors and permitted assigns.
[Signature Pages Follow]

Exhibit B-2

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.
[Name of Additional Originator]
By:
Name:
Title:
Consented to:
AZZ SPE LLC, as Transferee
By:
Name:
Title:
AZZ SPE-1 LLC, as Borrower
By:
Name:
Title:
Wells Fargo Bank, National Association,
as Administrative Agent
By:
Name:
Title:
[Lender], as a Lender
By:
Name:
Title:
Arbor-Crowley, LLC, as Servicer
By:
Name:
Title:
Exhibit B-3

Schedule I